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Exhibit 5.1 Opinion re: legality

                        GARY STEVEN FINDLEY & ASSOCIATES

Gary Steven Findley*           A PROFESSIONAL CORPORATION              Telephone
Thomas Q. Kwan                     ATTORNEYS AT LAW               (714) 630-7136
Laura Dean-Richardson                                                 Telecopier
Debra L. Barbin                 1470 NORTH HUNDLEY STREET         (714) 630-7910
   --------                   ANAHEIM, CALIFORNIA  92806          (714) 630-2279

*A Professional Corporation


                                 April 30, 2001


Centennial First Financial Services
218 East State Street
Redlands, California 92373

Re: Registration Statement on Form SB-2

Gentlemen:


At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 352,942 shares of your common stock, no par value (the "Common Stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, upon completion of the offering as described in the prospectus, the shares of Centennial First common stock will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable and have been duly authorized by the board of directors of Centennial First.


We consent to the use of this opinion as an exhibit to said Registration Statement.

                                             Respectfully submitted,

                                             GARY STEVEN FINDLEY & ASSOCIATES


                                         By: /s/ Gary Steven Findley

                                             Gary Steven Findley
                                             Attorney at Law